UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2017

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Stock Incentive Plan

On May 16, 2017, Curis, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy.

At the Annual Meeting, the Company’s stockholders approved the Company’s Second Amended and Restated 2010 Stock Incentive Plan (the “Second Amended and Restated 2010 Plan”), which was adopted by the Board of Directors of the Company (the “Board”) on March 27, 2017, subject to stockholder approval.

The following summary of the Second Amended and Restated 2010 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated 2010 Plan, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Number of Shares Available for Award

Up to 19,000,000 shares of the Company’s common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Second Amended and Restated 2010 Plan.

The Second Amended and Restated 2010 Plan uses a “fungible share” concept under which each share of stock subject to awards granted as options and stock appreciation rights (“SARs”), cause one share per share under the award to be removed from the available share pool, while each share of stock subject to awards granted as restricted stock, restricted stock units, other stock-based awards or performance awards where the price charged for the award is less than 100% of the fair market value of the Company’s common stock will cause 1.3 shares per share under the award to be removed from the available share pool. Shares covered by awards under the Second Amended and Restated 2010 Plan that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new award and will be credited back to the pool at the same rates described above. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations are not available for issuance pursuant to new awards. Shares are subtracted for exercises of SARs using the proportion of the total SAR that is exercised, rather than the number of shares actually issued. Shares repurchased by the Company on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.

Types of Awards

The Second Amended and Restated 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986 (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and cash-based awards as described below.

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted only with an exercise price that is equal to or greater than the fair market value of the common stock on the date of grant, provided that if the Company’s board approves the grant of an option effective as of a future date, the exercise price may be not less than 100% of the fair market value on such future date. Under present law, incentive stock options granted to optionees holding more than 10% of the voting power of the Company may not have an exercise price that is less than 110% of the fair market on the date of grant. No option will provide for the payment or accrual of dividend equivalents. Options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The Second Amended and Restated 2010 Plan permits the following forms of payment of the exercise price of options:

•	cash or check;

•	subject to certain conditions, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

•	subject to certain conditions, delivery of shares of common stock owned by the participant valued at their fair market value;

•	to the extent provided for in the applicable non-statutory stock option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company;

•	any other lawful means; or

•	any combination of these forms of payment.

An option that vests solely based on the passage of time will not vest earlier than the first anniversary of its date of grant, unless the option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant. Notwithstanding the foregoing, the Board, either at the time the option is granted or at any time thereafter, may allow an option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, if the participant’s employment by or service to the Company is terminated under specified circumstances, or in the event of a merger, consolidation, sale, reorganization, recapitalization, or there is a change in control of the Company. No option shall provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock over the measurement price specified in the applicable SAR agreement.

The measurement price may not be less than 100% of the fair market value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price may be not less than 100% of the fair market value on such future date. No SAR will provide for the payment or accrual of dividend equivalents. SARs may not be granted for a term in excess of 10 years. SARs may be granted independently or in tandem with an option. No SAR shall provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to the Company’s right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends declared and paid by the Company with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.

Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest (or on a deferred basis) pursuant to the terms and conditions established by the Board. To the extent a restricted stock unit award provides the recipient with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of common stock (referred to as “dividend equivalents”), the Second Amended and Restated 2010 Plan provides that such dividend equivalents must be subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which such dividend equivalents are awarded.

Other Stock-Based Awards. Under the Second Amended and Restated 2010 Plan, the Board has the right to grant other awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future. The Board may also grant performance awards or cash-based awards. Any dividends or dividend equivalents with respect to other stock-based awards, cash-based awards, or performance awards must be subject to the same restrictions on transfer and forfeitability as the award with respect to which such dividend equivalents are awarded.

Performance Conditions. The compensation committee may determine, at the time of grant, that an award of restricted stock, a restricted stock unit award, or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. Performance awards can also provide for cash payments of up to $1,000,000 per calendar year per individual. The performance criteria for each such award will be based on one or more of the following measures:

•	the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right;

•	the achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies;

•	the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development;

•	the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials;

•	the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets;

•	new product or service releases;

•	the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time;

•	specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, and

•	achievement of balance sheet or income statement objectives or total stockholder return.

Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance peer group of entities or other external measures of the selected performance criteria and may be absolute in their terms or measured against, or in relationship to, other companies comparably, similarly or alternatively situated. Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items;

•	gains or losses on the dispositions of discounted operations;

•	the cumulative effects of changes in accounting principles;

•	the writedown of any asset; and

•	charges for restructuring and rationalization programs.

Such performance goals may vary by participant and may be different for different awards; may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee; and will be set by the compensation committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such award, and may not waive the achievement of the applicable performance measures except in the case of the participant’s death or disability or a change in control.

Transferability of Awards

Except as the Board may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Eligibility to Receive Awards

The Company’s employees, officers and directors, as well as consultants and advisors to the Company are eligible to be granted awards under the Second Amended and Restated 2010 Plan. Under present law, however, incentive stock options may only be granted to the Company’s employees or those of the Company’s present or future parent or subsidiary corporations.

The maximum number of shares with respect to which awards may be granted to any participant under the Second Amended and Restated 2010 Plan may not exceed 3,500,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award and each share of common stock subject to an award (including each share of common stock subject to an award of restricted stock, a restricted stock unit award, other stock-based award or performance award) shall be treated as one share.

Administration

The Second Amended and Restated 2010 Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Second Amended and Restated 2010 Plan and to interpret the provisions of the Second Amended and Restated 2010 Plan. The Board may construe and interpret the terms of the Second Amended and Restated 2010 Plan and any award agreements entered into under the Second Amended and Restated 2010 Plan. Pursuant to the terms of the Second Amended and Restated 2010 Plan, the Board may, subject to certain limitations, delegate authority under the Second Amended and Restated 2010 Plan to one or more committees or subcommittees of the Board. Discretionary awards to non-employee directors may be granted and administered only by the Board or a committee thereof, all of the members of which are independent directors as defined by Section 5605(a)(2) of the NASDAQ Stock Market Marketplace Rules. Subject to certain limitations, the Board may delegate to one or more officers the power to grant awards and to exercise such other powers under the Second Amended and Restated 2010 Plan as the Board may determine.

Subject to any applicable limitations contained in the Second Amended and Restated 2010 Plan, the Board or any committee to whom the Board delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, awards of restricted stock, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

Adjustments for Changes in Common Stock and Certain Other Events

The Board is required to make appropriate adjustments in connection with the Second Amended and Restated 2010 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Second Amended and Restated 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•	any merger or consolidation of the Company with or into another entity as a result of which all of the Company’s common stock is converged into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	other transaction; or

•	the Company’s liquidation or dissolution.

In connection with a Reorganization Event, the Board or the compensation committee thereof may take any one or more of the following actions as to all or any outstanding awards (other than restricted stock) on such terms as the Board or compensation committee determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice, provide that all unexercised stock options or other unexercised awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such Reorganization Event;

•	in the event of a Reorganization Event under the terms of which holders of the Company’s common stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an award holder equal to (i) the Acquisition Price times the number of shares of the Company’s common stock subject to the holder’s awards (to the extent the exercise price does not exceed the Acquisition Price) minus (ii) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

•	any combination of the foregoing.

Upon the occurrence of a Reorganization Event other than a liquidation or dissolution, the Company’s repurchase and other rights with respect to outstanding restricted stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between the Company and a Second Amended and Restated 2010 Plan participant, either initially or by amendment. Upon the occurrence of a Reorganization Event involving a liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Unless otherwise provided for in the instrument evidencing any stock option or any other agreement between the Company and a Second Amended and Restated 2010 Plan participant, effective immediately prior to a “Change in Control Event” (as this term is defined in the Second Amended and Restated 2010 Plan), the vesting schedule of all options and awards of restricted stock then outstanding shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested and/or free from restrictions and conditions on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option or award of restricted stock, with one-half of the number of shares that would otherwise have become vested and/or free from restrictions and conditions on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such option and award of restricted stock shall be immediately exercisable in full and/or free from restrictions and conditions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the participant’s employment with the Company or the Acquiring Corporation (as this term is defined in the Second Amended and Restated 2010 Plan) is terminated for Good Reason (as this term is defined in the Second Amended and Restated 2010 Plan) by the participant or is terminated without Cause (as this term is defined in the Second Amended and Restated 2010 Plan) by the Company or the Acquiring Corporation.

The Board may specify in an award at the time of grant the effect of a Change in Control Event on an SAR or other stock-based award.

Except as described above, the Board or the compensation committee thereof may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be. However, if any participant terminates his or her employment with the Company due to the participant’s death or disability, all awards held by the participant will automatically become fully vested, exercisable, or realizable.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of the Company’s common stock covered by such award will again be available for grant under the Second Amended and Restated 2010 Plan, subject, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the Second Amended and Restated 2010 Plan. Substitute awards will not count against the overall share limit or any sublimits under the Second Amended and Restated 2010 Plan, except as may be required by the Code.

Restrictions on Repricing

Unless the Company’s stockholders approve such action (or it is appropriate under a change in capitalization, a reorganization event, or a Change in Control Event), the Second Amended and Restated 2010 Plan provides that the Company may not:

•	amend any outstanding stock option or SAR granted under the Second Amended and Restated 2010 Plan to provide an exercise price per share that is lower than the then-current exercise or measurement price per share of such outstanding award;

•	cancel any outstanding option or SAR (whether or not granted under the Second Amended and Restated 2010 Plan) and grant in substitution therefor new awards under the Second Amended and Restated 2010 Plan (other than as substitute awards as described above) covering the same or a different number of shares of common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled award;

•	cancel for cash any options or SARs that then have exercise or measurement prices per share below the fair market value of the Company’s common stock; or

•	take any other action that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market.

Provisions for Foreign Participants

The Board or the compensation committee thereof may modify awards granted to participants who are foreign nationals or employed outside the United States, or establish subplans or procedures under the Second Amended and Restated 2010 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the Second Amended and Restated 2010 Plan after June 3, 2020 but awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the Second Amended and Restated 2010 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement, including amendments with regard to the prohibition on repricing or the minimum vesting provisions, will become effective until such stockholder approval is obtained.

Subject to certain limitations, the Board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option.

2017 Short Term Incentive Plan

On May 18, 2017, the compensation committee of the Board approved its annual short-term cash incentive plan for executive officers for the 2017 fiscal year (the “2017 Short Term Incentive Plan”). The 2017 Short Term Incentive Plan is designed to motivate the Company’s executive officers to achieve specified performance objectives for the 2017 fiscal year and to reward them upon achievement of those objectives.

Eligibility. The compensation committee has determined that as of the date of the adoption of the 2017 Short Term Incentive Plan, the following executive officers are eligible to participate in the program: Ali Fattaey, Ph.D., President and Chief Executive Officer, James E. Dentzer, Chief Financial Officer and Chief Administrative Officer, Mani Mohindru, Ph.D., Senior Vice President and Chief Strategy Officer and David Tuck, M.D., Senior Vice President and Chief Medical Officer.

Administration. The compensation committee will administer the 2017 Short Term Incentive Plan. The compensation committee has the authority and discretion to modify performance goals under the 2017 Short Term Incentive Plan and has the right to amend, modify or terminate the 2017 Short Term Incentive Plan at any time.

Awards. The compensation committee has established the following short-term incentive payment amounts (the “Target Amounts”), for each executive officer:

Designated Executive Officer	2017 Annual Base Salary	Target Incentive Compensation Payment as a Percentage of 2017 Annual Base Salary, Assuming Performance at the 100% Level
Ali Fattaey, Ph.D.	$590,000	60%	$354,900

James E. Dentzer	$442,900	40%	$177,160

David Tuck, M.D.	$420,000	40%	$168,000

Mani Mohindru, Ph.D.	$405,000	35%	$141,750

The compensation committee has established weighted categories of corporate goals for 2017 pertaining to execution of certain clinical program objectives and certain financial objectives. Each of the weighted categories has been further delineated into three levels of potential achievement: “Threshold;” “Target;” and “Maximum.” Cash incentive payments may be paid based upon the degree to which each category of corporate goals has been achieved on this continuum, if at all. For each of the categories, achievement of performance at the “Threshold” level results in a weighted payment of no less than 50% of the target amount set forth above, achievement of performance at the “Target” level results in a weighted payment equal to 100% of the target amount set forth above, and achievement of performance at the “Maximum” level results in a weighted payment of no more than 150% of the target amount set forth above.

Distribution. The awards generally will be paid in cash. The compensation committee has sole discretion, however, to pay an award using a combination of cash and equity or all equity, with any such equity being issued pursuant to the Second Amended and Restated 2010 Stock Incentive Plan. If the compensation committee determines that such payment will be made in whole or in part in the form of equity, the compensation committee shall have the sole discretion to determine the nature, amount and other terms of such equity award. Payment of the awards, if any, will be made after the completion of fiscal year 2017 and no later than March 15, 2018.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 4, 2017:

1: The following nominees were elected to the Company’s Board as Class III directors for a term of three years expiring at the 2020 annual meeting of stockholders.

Name	For	Withheld	Broker Non-Votes
Ali Fattaey, Ph.D.	97,883,373	1,302,126	30,614,014
Martyn D. Greenacre	97,537,482	1,598,017	30,614,014
Kenneth I. Kaitin, Ph.D.	97,232,175	1,903,324	30,614,014

2: The Company’s Second Amended and Restated 2010 Stock Incentive Plan was approved:

For	Against	Abstain	Broker Non-Votes
97,187,889	1,801,110	146,500	30,614,014

3: The Company’s Amended and Restated 2010 Employee Stock Purchase Plan was approved:

For	Against	Abstain	Broker Non-Votes
97,633,456	1,406,540	95,503	30,614,014

4: A non-binding advisory proposal on the compensation of the Company’s named executive officers was approved:

For	Against	Abstain	Broker Non-Votes
96,289,764	2,737,121	108,614	30,614,014

5: The stockholders recommended, in a nonbinding advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every one year:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain
56,324,541	1,918,495	40,751,749	140,714

After taking into consideration the foregoing voting results, the Company intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

6: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified:

For	Against	Abstain
127,000,418	2,459,608	289,487

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Second Amended and Restated 2010 Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: May 22, 2017	By:	/s/ James E. Dentzer
James E. Dentzer
Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Second Amended and Restated 2010 Stock Plan